                                                                   EXHIBIT 99.11
                         INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Federal Securities Trust:

We consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 2-92366 of our report dated October 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




/s/ Deloitte & Touche LLP
Princeton, New Jersey
November 25, 1997